UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2015, Clearwater Paper Corporation (“Clearwater Paper” or the “Company”) and Linda K. Massman, President and Chief Executive Officer, agreed to certain employment terms. Ms. Massman and the Company intend to enter into a definitive employment agreement incorporating these agreed terms, which definitive agreement will be filed as an exhibit to a subsequent filing. The material employment terms are as follows.

The employment agreement will be for a term of 3 years beginning on January 1, 2016 (the “Effective Date”). Ms. Massman will be paid an initial annual base salary of $825,000 as of the Effective Date, subject to adjustment based on periodic executive compensation assessments undertaken by the Compensation Committee of the Board of Directors (“Compensation Committee”). She will be eligible for an annual bonus pursuant to the terms and conditions of Clearwater Paper’s annual incentive program (as described in the Company’s most recent definitive proxy statement) with an initial target annual bonus of 100% of annual base salary, subject to adjustment based on periodic executive compensation assessments undertaken by the Compensation Committee. Ms. Massman will be eligible to receive long-term incentive awards with an initial target aggregate principal value of at least $2,000,000 in accordance with the Company’s long-term incentive program (as described in the Company’s most recent definitive proxy statement), subject to adjustment based on periodic executive compensation assessments undertaken by the Compensation Committee.

If Ms. Massman is terminated for any reason other than cause, death, disability, or retirement, or if she terminates her employment for good reason, she will receive (i) a cash severance payment equal to one year of base compensation; (ii) a pro-rated annual bonus for the termination year under the applicable bonus plan based on the Company’s performance; and (iii) one year of continued health and welfare benefit coverage. If Ms. Massman is terminated within two years of a change of control, she will receive (i) a cash severance payment equal to 2.5 times her then current base salary plus target annual incentive bonus; (ii) a pro-rated annual bonus for the termination year under the applicable bonus plan at her target amount; and (iii) 2.5 years of continued health and welfare benefit coverage. Ms. Massman will not receive an excise tax gross-up in connection with any change of control payments. In order to be entitled to receive any separation payments, Ms. Massman will be required to agree in writing to covenants prohibiting disclosure of confidential information, solicitation of customers and employees and engaging in competitive activity.

Ms. Massman will be entitled to participate in all of the Company’s employee benefit plans and programs on substantially the same terms and conditions as other senior executives. Her current employment agreement will remain in effect through December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015	CLEARWATER PAPER CORPORATION

	By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary